SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 4, 2026

SUI GROUP HOLDINGS LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-41472	90-0316651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1907 Wayzata Boulevard, Suite 205 Wayzata, MN	55391
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1923
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.001	SUIG	The Nasdaq Stock Market LLC

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)       On September 4, 2026, SUI Group Holdings Limited (the “Company”) held its 2026 annual meeting of shareholders (the “Meeting”). Of the 76,802,872 shares of the Company’s common stock entitled to vote at the Meeting, an aggregate of 25,698,781 shares, representing 33.46% of the shares entitled to vote, were present in person or by proxy, constituting a quorum.

(b)          At the Meeting, the Company’s shareholders re-elected Kristina Campbell, Brian Quintenz, Marius Barnett, Howard P. Liszt, Dana Wagner and Douglas M. Polinsky to the Board of Directors, each for a one-year term expiring at the 2027 annual meeting of shareholders and until their successors are duly elected and qualified or until their earlier resignation or removal. The Company’s shareholders approved, on a non-binding advisory basis, the compensation of the Company’s executive officers. The Company’s shareholders also approved, under Nasdaq Listing Rule 5635(c), the issuance of an aggregate of 705,721 shares of common stock upon exercise of the contingently issued non-employee director warrants. The Company did not receive sufficient votes to approve the reincorporation of the Company from a Minnesota corporation to a Delaware corporation, and the Meeting was adjourned with respect to that proposal, as described below. Each proposal is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2026, as revised by the revised definitive proxy statement filed with the SEC on August 13, 2026, and as amended by any additional amendments or revisions filed with the SEC (together, the “Proxy Statement”).

The voting results, in shares of the Company’s common stock, for each proposal are set forth below:

Proposal 1 – Election of Directors:

Nominee	Votes For	% For	Votes Withheld	% Withheld	Broker Non-Votes
Kristina Campbell	25,611,670	99.66%	87,111	0.34%	0
Brian Quintenz	25,481,962	99.16%	216,819	0.84%	0
Marius Barnett	25,476,512	99.14%	222,269	0.86%	0
Howard P. Liszt	25,010,564	97.32%	688,216	2.68%	1
Dana Wagner	25,320,908	98.53%	377,873	1.47%	0
Douglas M. Polinsky	25,490,006	99.19%	208,775	0.81%	0

Proposal 2 – Reincorporation of the Company from Minnesota to Delaware by Statutory Conversion:

The information set forth in Item 8.01 of this Current Report is incorporated into this Item 5.07 by reference.

Proposal 3 – Non-Binding Advisory Vote on Executive Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes

25,420,629	226,516	51,636	0

Proposal 4 – Approval of Issuance of Common Stock Upon Exercise of Contingently Issued Non-Employee Director Warrants:

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,780,420	823,017	41,428	53,916

Proposal 5 – Adjournment of the Meeting to Solicit Additional Proxies:

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,520,554	1,000,732	123,580	53,915

Item 8.01.	Other Events.

With respect to Proposal 2 regarding the reincorporation of the Company from a Minnesota corporation to a Delaware corporation, the Annual Meeting was adjourned to October 2, 2026, at 8:30 a.m. Central Time, at the Company’s offices located at 1907 Wayzata Boulevard, Suite 205, Wayzata, MN 55391, which date, time and place were announced at the Meeting. The reconvened Meeting may also be attended virtually by registering at https://web.viewproxy.com/SUIG/2026. The purpose of the adjournment is to allow additional time for the Company’s shareholders to vote on Proposal 2. No new record date has been fixed for the reconvened Meeting; holders of record as of the close of business on July 8, 2026, the record date for the Meeting, remain entitled to vote at the reconvened Meeting. Proxies previously submitted will be voted at the reconvened Meeting unless properly revoked, and shareholders who have already voted need take no further action unless they wish to change their vote.
On September 10, 2026, the Company issued a letter to its shareholders regarding Proposal 2 and the reconvened Meeting, a copy of which is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The letter is also being filed separately with the SEC as definitive additional soliciting material on Schedule 14A.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the reconvened Meeting and the proposed reincorporation of the Company from Minnesota to Delaware. These statements are subject to risks and uncertainties, including whether a quorum is present at the reconvened Meeting, whether the Company’s shareholders approve Proposal 2, and whether and when the reincorporation is completed. Additional risks are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC. Except as required by law, the Company undertakes no obligation to update any forward-looking statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Letter to Shareholders, dated September 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

SUI GROUP HOLDINGS LIMITED

Date: September 10, 2026	By:	/s/ Douglas M. Polinsky
Name: Douglas M. Polinsky
Title: Chief Executive Officer